EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Pre-Effective Amendment No. 1 to Registration Statement (Form S-4) and related Prospectus of Renasant Corporation and to the incorporation by reference therein of our report dated February 22, 2007 with respect to the consolidated financial statements of Capital Bancorp, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

Atlanta, Georgia

May 15, 2007